Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”.)

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Dune and Global Hydrogen, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Dune has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023 assumes that the Business Combination occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 present pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Dune was derived from the unaudited financial statements of Dune as of and for the period ended September 30, 2023, which are included in Dune’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023, and the audited financial statements of Dune for the year ended December 31, 2022, which are included in the Proxy Statement. The historical financial information of Global Hydrogen was derived from the unaudited financial statements of Global Hydrogen as of and for the period from February 16, 2023 (inception) to September 30, 2023, which are included as Exhibit 99.1 to the Form 8-K. This information should be read together with (i) Dune’s and Global Hydrogen’s audited and unaudited financial statements and related notes, (ii) the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Dune” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Global Hydrogen” of the Proxy Statement, (iii) other financial information included in the Proxy Statement, (iv) Dune management’s discussion and analysis of financial condition and results of operations for the three and nine months ended September 30, 2023 included in Item 2 of Dune’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023, and (v) Global Hydrogen management’s discussion and analysis of financial condition and results of operations for the period from February 16, 2023 (inception) to September 30, 2023 included as Exhibit 99.3 to the Form 8-K.

Description of the Business Combination

On May 14, 2023, Dune entered into the Purchase Agreement with Holdings, Global Hydrogen and the Sellers, pursuant to which, on December 21, 2023, (a) Dune contributed to Holdings all of its assets (excluding its interests in Holdings and the aggregate amount of cash proceeds required to satisfy any redemptions by Dune’s public stockholders), and in exchange therefor, Holdings issued to Dune a number of Holdings Common Units which equals the number of total shares of Dune Class A Common Stock, issued and outstanding immediately after the Closing (taking into account any equity financing agreements entered into by Dune between the signing date of the Purchase Agreement and the Closing and giving effect to all Dune Stockholder Redemptions) and (b) immediately after the SPAC Contribution, the Sellers transferred all of the Global Hydrogen Units to Holdings in exchange for shares of Dune Class B Common Stock, and Holdings Common Units, as a result of which, (i) each issued and outstanding Global Hydrogen Unit immediately prior to the Combination Transactions were held by Holdings, (ii) each Seller received an aggregate number of Holdings Common Units and shares of Dune Class B Common Stock equal to the number of Global Hydrogen Units held by such Seller, multiplied by the Company Exchange Ratio, and (iii) Dune changed its name to Global Gas Corporation and the Company is the publicly traded reporting company in an “Up-C” structure, and its common stock and warrants are listed on Nasdaq under the ticker symbols “HGAS” and “HGASW.” References herein to the “Company” refer to Global Gas Corporation following the closing of the Business Combination.

On August 23, 2023, Dune, Holdings, Global Hydrogen and the Sellers entered into the First Amendment to the Purchase Agreement (the “First Amendment”), pursuant to which the aggregate share consideration to be paid to the Sellers (as set forth in the “Company Equity Value” definition in the Purchase Agreement) was reduced from $57.5 million to $48.0 million.

On November 24, 2023, Dune, Holdings, Global Hydrogen and the Sellers entered into the Second Amendment to the Purchase Agreement (the “Second Amendment”), pursuant to which (i) the aggregate share consideration to be paid to the Sellers (as set forth in the “Company Equity Value” definition in the Purchase Agreement, as amended by the First Amendment) was reduced from $48.0 million to $43.0 million and (ii) the number of shares of common stock reserved and available for delivery under Section 4(a) of the Global Gas Corporation 2023 Long Term Incentive Plan was increased from 900,000 to 1,400,000, of which up to 500,000 shares of common stock may be used for joint venture, consulting or other strategic business partnerships or relationships.

Forward Purchase Agreement

In connection with the Business Combination, on December 1, 2023, Dune and Global Hydrogen entered into a forward purchase agreement (the “Forward Purchase Agreement”) with each of (i) Meteora Strategic Capital, LLC (“MSC”), (ii) Meteora Capital Partners, LP (“MCP”) and (iii) Meteora Select Trading Opportunities Master, LP (“MSTO” and, collectively with MSC and MCP, the “Seller”) for an OTC Equity Prepaid Forward Transaction. For purposes of the Forward Purchase Agreement, Dune is referred to as the “Counterparty” prior to the consummation of the Business Combination, while Global Gas Corporation is referred to as the “Counterparty” after the consummation of the Business Combination.

The Forward Purchase Agreement provides that Seller be paid directly an aggregate cash amount (the “Prepayment Amount”) on the Closing Date equal to the product of (i) the Number of Shares as set forth in each Pricing Date Notice and (ii) the redemption price per share (the “Initial Price”) as defined in Section 9.2(a) of Dune’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), less (iii) an amount in US dollars equal to 0.5% of the product of the number of shares of Dune Class A Common Stock purchased by Seller separately from third parties through a broker in the open market (“Recycled Shares”) and the Initial Price paid by Seller to Counterparty (which amount shall be netted from the Prepayment Amount) (the “Prepayment Shortfall”). Pursuant to the terms of the Forward Purchase Agreement, the Seller purchased 258,394 Recycled Shares prior to the closing of the Business Combination.

In addition to the Prepayment Amount, the Counterparty paid directly from the Trust Account, on the Closing Date, an amount equal to the product of (x) 80,000 and (y) the Initial Price. The shares purchased with the Share Consideration (as defined in the Forward Purchase Agreement) (the “Share Consideration Shares”) was incremental to the Maximum Number of Shares (defined as 950,000 shares of Class A Common Stock minus the Share Consideration Shares), will not be included in the Number of Shares in the Transaction (each as defined in the Forward Purchase Agreement) and will be subject to a three-month holding period.

The reset price (the “Reset Price”) will be $10.00; provided, however, that the Reset Price will be reduced immediately to any lower price at which the Counterparty sells, issues or grants any Dune Class A Common Stock or securities convertible or exchangeable into Dune Class A Common Stock (excluding any secondary transfers) (a “Dilutive Offering”), then the Reset Price shall be modified to equal such reduced price as of such date (subject to certain customary exceptions).

FPA Funding Amount PIPE Subscription Agreement

On December 1, 2023, Dune entered into a subscription agreement (the “FPA Funding Amount PIPE Subscription Agreement”) with the Seller.

Pursuant to the FPA Funding Amount PIPE Subscription Agreement, on the Closing Date, the Seller acquired 681,220 shares of Class A Common Stock from the Company.

The following table summarizes the pro forma number of shares of Company Common Stock outstanding following the consummation of the Business Combination and the Forward Purchase Agreement, excluding the potential dilutive effect of outstanding Company warrants.

Equity Capitalization Summary	Shares	%
Global Hydrogen Stockholders	4,300,000	44.2%
Dune Public Stockholders	176,142	1.8%
Dune Sponsor	4,312,500	44.3%
Entities affiliated with Meteora Capital, LLC	939,614	9.7%
Total common stock	9,728,256	100.0%

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although Dune acquired all of the outstanding equity interests of Global Hydrogen in the Business Combination, Dune was treated as the “acquired” company and Global Hydrogen was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Global Hydrogen issuing stock for the net assets of Dune, accompanied by a recapitalization. The net assets of Dune were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Global Hydrogen.

Global Hydrogen was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Global Hydrogen’s existing stockholders have significant voting interest in New Global;

●	Global Hydrogen’s existing stockholders have the ability to control decisions regarding election and removal of directors and officers of the Company;

●	Global Hydrogen comprises the ongoing operations of the Company; and

●	Global Hydrogen’s existing senior management is the senior management of the Company.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 are based on the audited and unaudited historical financial statements of Dune and Global Hydrogen. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2023
(in thousands, except share and per share data)

	Global Hydrogen (Historical)	Dune (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets:
Current assets:
Cash	$1	$1	$2,000	(C)	$175
			(1,644)	(D)
			(203)	(I)
			20	(J)

Prepaid expenses	1	20	—		21
Total current assets	2	21	173		196
Cash and investments held in Trust Account	—	12,081	(7,498)	(A)	—
			(2,583)	(B)
			(2,000)	(C)
Total Assets	$2	$12,102	$(11,908)		$196

Liabilities, Class A Common Stock Subject to Possible Redemption, and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$—	$229	$—		$229
Accrued expenses	290	1,545	(1,608)	(D)	227
Due to related party	1	2	—		3
Franchise tax payable	—	150	(150)	(I)	—
Income tax payable	—	79	(36)	(I)	43
Promissory note – related party	84	20	20	(J)	124
Total current liabilities	375	2,025	(1,774)		626
Derivative warrant liabilities	—	943	—		943
Total liabilities	375	2,968	(1,774)		1,569

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
SEPTEMBER 30, 2023
(in thousands, except share and per share data)

	Global Hydrogen (Historical)	Dune (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Dune Class A Common Stock subject to possible redemption, 1,182,054 shares at redemption value	—	11,821	(7,498)	(A)	—
			(4,323)	(G)
Stockholders’ Deficit:
Dune preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—	—		—
Dune Class A Common Stock, $0.0001 par value; 380,000,000 shares authorized; no non-redeemable shares issued or outstanding	—	—	—	(B)	—
			—	(G)
			—	(H)

Dune Class B Common Stock, $0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding	—	—	—	(H)	—
Global Hydrogen members’ equity	(373)	—	373	(E)	—
Company preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—	—		—
Company Class A Common Stock, $0.0001 par value; 380,000,000 shares authorized; no non-redeemable shares issued or outstanding	—	—	1	(H)	1
Company Class B Common Stock, $0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding	—	—	—	(E)	—

FPA asset	—	—	(5,731)	(B)	(5,731)

Additional paid-in capital	—	—	3,959	(B)	—
			(36)	(D)
			(373)	(E)
			(3,515)	(F)
			4,323	(G)
			(1)	(H)
			(4,357)	(K)
Accumulated deficit	—	(2,687)	(811)	(B)	4,357
			3,515	(F)
			(17)	(I)
			4,357	(K)
Total stockholders’ deficit	(373)	(2,687)	1,687		(1,373)
Total Liabilities, Dune Class A Common Stock Subject to Possible Redemption, and Stockholders’ Deficit	$2	$12,102	$(11,908)		$196

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023
(in thousands, except share and per share data)

	Global Hydrogen (Historical)	Dune (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
General and administrative expenses	$338	$2,071	$—		$2,409
General and administrative expenses – related party	—	90	(90)	(BB)	—
Franchise tax expense	—	150	—		150
Start-up costs	1	—	—		1
Total operating expenses	339	2,311	(90)		2,560

Loss from operations	(339)	(2,311)	90		(2,560)

Other income (expense):
Change in fair value of derivative warrant liabilities	—	(809)	—		(809)
Other income from write-off of legal fees	—	2,106	—		2,106
Interest earned on operating account	—	8	—		8
Income on investments held in Trust Account	—	318	(318)	(AA)	—
Total other income, net	—	1,623	(318)		1,305

Loss before income tax expense	(339)	(688)	(228)		(1,255)
Provision for income tax	—	—	—		—
Net loss	$(339)	$(688)	$(228)		$(1,255)

Basic and diluted net loss per share, Dune Class A Common Stock		$(0.13)

Basic and diluted net loss per share, Dune Class B Common Stock		$(0.13)

Weighted average number of common shares outstanding, basic and diluted					9,728,256

Net loss per common share, basic and diluted					$(0.13)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share data)

	Global Hydrogen (Historical)	Dune (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
General and administrative expenses	$—	$2,883	$811	(CC)	$3,694
General and administrative expenses – related party	—	120	(120)	(BB)	—
Franchise tax expense	—	226	17	(DD)	243
Total operating expenses	—	3,229	708		3,937

Loss from operations	—	(3,229)	(708)		(3,937)

Other income (expense):
Change in fair value of derivative warrant liabilities	—	6,468	—		6,468
Gain on extinguishment of deferred underwriting commissions allocated to derivative warrant liabilities	—	288	—		288
Gain on settlement	—	2,750	—		2,750
Interest earned on operating account	—	—	—		—
Income on investments held in Trust Account	—	363	(363)	(AA)	—
Total other (expense) income, net	—	9,869	(363)		9,506

(Loss) income before income tax expense	—	6,640	(1,071)		5,569
Provision for income tax	—	79	—		79
Net (loss) income	$—	$6,561	$(1,071)		$5,490

Basic and diluted net income per share, Dune Class A Common Stock		$0.50

Basic and diluted net income per share, Dune Class B Common Stock		$0.50

Weighted average number of common shares outstanding, basic and diluted					9,728,256

Net income per common share, basic and diluted					$0.56

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as Global Hydrogen was determined to be the accounting acquirer, primarily due to the fact that Global Hydrogen stockholders continue to control the Company. Under this method of accounting, although Dune acquired all of the outstanding equity interests of Global Hydrogen in the Business Combination, Dune was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Global Hydrogen issuing stock for the net assets of Dune, accompanied by a recapitalization. The net assets of Dune were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Global Hydrogen.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 assumes that the Business Combination and related transactions occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 gives pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	Dune’s unaudited balance sheet as of September 30, 2023 and the related notes for the nine months ended September 30, 2023, included in Dune’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023; and

●	Global Hydrogen’s unaudited balance sheet as of September 30, 2023 and the related notes for the period from February 16, 2023 (inception) to September 30, 2023, included in Exhibit 99.1 to the Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	Dune’s unaudited statement of operations for the nine months ended September 30, 2023 and the related notes, included in the Proxy Statement; and

●	Global Hydrogen’s unaudited statement of operations for the period from February 16, 2023 (inception) to September 30, 2023 and the related notes, included in the Proxy Statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

●	Dune’s audited statement of operations for the year ended December 31, 2022 and the related notes, included in the Proxy Statement.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Dune believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Dune believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of Dune and Global Hydrogen.

2. Accounting Policies

Upon consummation of the Business Combination, management has performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the two entities which have a material impact on the financial statements of the Company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are expected to have a continuing impact on the results of the Company.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict Transaction Accounting Adjustments and Management’s Adjustments. Dune has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The audited and unaudited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. Global Hydrogen and Dune have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented. The pro forma condensed combined balance sheet does not necessarily reflect the deferred taxes of the Company as a result of the Business Combination. Upon Closing of the Business Combination, it is likely that the Company will record a valuation allowance against the total U.S. and state deferred tax assets given the history of net operating losses and valuation allowance of Global Hydrogen as the recoverability of the tax assets is uncertain.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2022.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(A) Reflects the redemption of 1,005,912 shares of Dune Class A common stock at a redemption price of $10.03 per share upon the Business Combination, net of the proceeds from Meteora’s purchase of 258,394 Recycled Shares at an Initial Price of $10.03 per share, resulting in a redemption payment of $7.5 million from the Trust Account to Dune Public Stockholders.

(B) Reflects the issuance of 258,394 Recycled Shares and 681,220 PIPE Shares to Meteora upon the Business Combination and transfer of the Prepayment Amount and the Share Consideration Amount from the Trust Account. The Prepayment Amount equals to the product of the number of Recycled Shares and the Initial Price, less an amount equal to 0.5% of the product of the number of Recycled Shares and the Initial Price (the “Prepayment Shortfall”).

(C) Reflects the transfer of cash and investments held in the Trust Account to cash.

(D) Reflects preliminary estimated Business Combination related fees and expenses expected to be incurred by Dune and Global Hydrogen of approximately $1.5 million and $0.3 million, respectively. For the Dune transaction costs, $0.2 million have been paid and $1.3 million have been accrued as of the pro forma balance sheet date. For the Global Hydrogen transaction costs, $0.3 million have been accrued as of the pro forma balance sheet date.

(E) Reflects the issuance of 4,300,000 shares of Company Class B Common Stock to the Sellers upon the Closing of the Business Combination.

(F) Reflects the elimination of Dune’s historical accumulated deficit after recording the Prepayment Shortfall and the Share Consideration Amount as described in (B) above, and the payment of additional franchise tax payable as described in (I) below.

(G) Reflects the reclassification of 176,142 shares of Dune Class A common stock subject to possible redemption to permanent equity.

(H) Represents the exchange of 1,115,756 shares of Dune Class A Common Stock and 4,312,500 founder shares into the same number of shares of Company Class A Common Stock at par value of $0.0001 per share after giving effect to the Business Combination.

(I) Represents the payment of franchise tax payable and income tax payable subsequent to September 30, 2023.

(J) Represents the advances from related party subsequent to September 30, 2023.

(K) Reflects the reclassification among equity to avoid negative additional paid-in capital.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 are as follows:

(AA) Represents an adjustment to eliminate interest earned on investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2022.

(BB) Represents an adjustment to eliminate administrative service fees that will cease to be paid upon Closing of the Business Combination after giving effect to the Business Combination as if it had occurred on January 1, 2022.

(CC) Represents the payment of Prepayment Shortfall and Share Consideration Amount as described in (B) above.

(DD) Represents the payment of additional franchise tax payable as described in (I) above.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of January 1, 2022, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions of Dune public shares by Dune Public Stockholders for the nine months ended September 30, 2023 and for the year ended December 31, 2022:

(in thousands, except share and per share data)	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Net (loss) income	$(1,255)	$5,490
Weighted average shares outstanding of common stock, basic and diluted	9,728,256	9,728,256
Net (loss) income per common share, basic and diluted	$(0.13)	$0.56